RIGHT OF FIRST OFFER AGREEMENT
THIS RIGHT OF FIRST OFFER AGREEMENT (this “Agreement”) is made as of November 16, 2016 by and between GrizzlyRock Institutional Value Partners, LP, a Delaware limited partnership (“Investor”), and Kingsway Financial Services Inc., an Ontario corporation (the “Company”).
RECITALS
WHEREAS, Investor and the Company are parties to that certain Stock Purchase Agreement, dated as of November 9, 2016 (the “SPA”); and
WHEREAS, in partial consideration for consummating the transactions contemplated by the SPA, the Company desires to grant Investor a right of first offer to participate in Qualifying Investments (as defined below), subject to the terms and conditions of this Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Investor agree as follows:
1.Definitions.
1.1    “Affiliate,” when used with respect to any party, shall mean any Person who is an “affiliate” of that Party within the meaning of Rule 405 promulgated under the Securities Act of 1933, as amended.
1.2    “Business Day” means any day other than Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of Illinois are authorized or required by law or other governmental action to close.
1.3    “Person” means any natural person, general or limited partnership, corporation, limited liability company, joint venture, trust, firm, association or other legal or governmental entity.
1.4    “Qualifying Investment” means an investment opportunity that is sponsored by the Company and in which the Company is the lead or a significant investor, and in which the Company seeks external equity, debt or hybrid capital (“Qualifying Capital”) of at least USD 1,000,000 from third party sources that are not Affiliates of the Company to finance the investment opportunity on a co-investment basis alongside the Company except (i) straight debt from financial institutions or other commercial lenders on commercial terms,(ii) Qualifying Capital raised by means of an underwritten Securities and Exchange Commission registered public offering or (iii) any issuance of equity, debt, or other securities of the Company.
2.    Right of First Offer.
2.1    Offering Notice. If the Company desires to consummate a Qualifying Investment during the Term, the Company shall provide written notice to Investor (the “Offering Notice”), which notice shall describe the Qualifying Investment, the proposed terms on which the Qualifying Investment would be made and the terms on which the Company is proposing to raise Qualifying Capital, including any and all underwriting materials and documentation (collectively, the “Transaction Terms”).

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2.2    Exercise. For a period not less than ten (10) Business Days after providing the Offering Notice and the Transaction Terms (the “Exercise Period”), Investor shall have the right, but not the obligation (the “ROFO Option”) to agree to participate in the Qualifying Capital transaction related to the Qualifying Investment, on terms consistent with the material terms and conditions set forth in the Offering Notice. The ROFO Option shall be exercisable by Investor by delivering written notice of the exercise thereof prior to the expiration of the Exercise Period. Any such exercise shall be evidenced by a letter of intent between the Company and Investor with respect to the Qualifying Capital transaction relating to the Qualifying Investment. Either the failure of Investor to respond within the Exercise Period or, if the Investor does so respond, the failure of the Company and the Investor to reach an agreement on transaction terms and conditions with respect to the Qualifying Capital transaction relating to the Qualifying Investment shall be deemed to be a waiver of Investor’s rights under this Section 2.2; provided, however that Investor may waive such rights under this Section 2.2 prior to the expiration of the Exercise Period by giving written notice to the Company.
2.3    Closing. The closing for the Qualifying Capital transaction relating to the Qualifying Investment under Section 2.2, shall be held in accordance with the Transaction Terms and at the time and place stated in the Offering Notice or at such other time and place as the parties to the transaction may agree. At or prior to such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate to effectuate the Qualifying Investment or the Qualifying Capital transaction relating thereto.
2.4    External Financing. Unless Investor elects to participate in the Qualifying Capital transaction relating to the Qualifying Investment under Section 2.2 and complies (and continues to comply) with the terms of any letter of intent relating thereto (or to the extent Investor does not participate in such financing in full), the Company may pursue such Qualifying Investment, including obtaining the Qualifying Capital from third party sources, on such terms as the Company deems appropriate; provided, that the terms of such Qualifying Capital transaction is not materially more favorable to the financing sources or investors than the Transaction Terms. If the Qualifying Investment is not consummated within 90 calendar days after expiration of the Exercise Period, then the restrictions provided for herein shall again become effective, and no Qualifying Investment may be made thereafter by the Company without again offering the right to participate in Qualifying Capital transaction relating thereto to Investor in accordance with the terms of this Agreement.
3.    Termination. The ROFO Option (and the opportunity for Investor to participate in investment opportunities upon exercise thereof) shall terminate upon the earlier to occur of (i) the Investor or its Affiliates ceasing to own at least 211,538 shares of the Company’s common stock, as adjusted for stock splits, dividends, consolidations and similar recapitalization events (which amount represents 25.0% of the aggregate shares originally purchased by the Investor and its Affiliates on the Closing Date (as defined in the SPA)), or (ii) November 16, 2021 (the “Term”).
4.    Further Assurances. Each party hereto shall execute and deliver such other documents and instruments as may be reasonably requested by the other party in order to consummate the matters contemplated herein.
5.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither party hereto may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party; provided however that any investment made herein may be made by Affiliates of the Investor.

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6.    No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
7.    Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and Investor or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.
8.    Governing Law; Amendments; Waivers. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, regardless of the laws that might otherwise govern pursuant to applicable principles of conflicts of law thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue in the United States District Court – Northern District of Illinois (or, if subject matter jurisdiction in that court is not available, in the state courts of Illinois located in Cook County, Illinois) in connection with any matter based upon or arising out of this Agreement or the transactions contemplated hereby and agrees that process may be served upon such party in any manner authorized by the laws of the State of Illinois or in such other manner as may be lawful, and that service in such manner shall constitute valid and sufficient service of process. Each party hereto waives and covenants not to assert or plead any objection that such party might otherwise have to such jurisdiction, venue and process. Each party hereto hereby agrees not to commence any legal proceedings relating to or arising out of this Agreement or the transactions contemplated hereby in any jurisdiction or courts other than as provided herein.
EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF A PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.
9.    Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission and electronic or mechanical confirmation of receipt, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section during business hours on a Business Day, (b) the Business Day following the date of deposit with a nationally recognized overnight courier service, or (c) upon actual receipt by the party to whom such notice is required to be given. The addresses, facsimile numbers and email addresses for such notices and communications are those set forth on the signature pages hereof, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by any such Person.

10.    Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

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11.    Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.
12.    Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
13.    Entire Agreement. This Agreement constitutes the complete agreement of the parties hereto with respect to the subject matter hereof and shall supersede and render null and void all prior and contemporaneous agreements between the parties hereto regarding the subject matter hereof.
[SIGNATURE PAGES TO FOLLOW]

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IN WITNESS WHEREOF, the parties have caused this Right of First Offer Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

KINGSWAY FINANCIAL SERVICES INC.

By:
Name:
Title:

150 Pierce Road, 6th Floor Itasca, IL 60143 Attention: Hassan Baqar and William Hickey Facsimile:
Email: hbaqar@kingswayfinancial.com; whickey@kingswayfinancial.com

With a copy to:

McDermott Will & Emery LLP
227 W. Monroe Street
Chicago, IL 60606 Attention: Eric Orsic
Facsimile No.: (312) 984-7700
Email: eorsic@mwe.com

INVESTOR:
GRIZZLYROCK INSTITUTIONAL VALUE PARTNERS, LP

By:
Name: Kyle Mowery
Title: Managing Partner

191 N Wacker #1500
Chicago, IL 60606
Email: kyle@grizzlyrockcapital.com

With copies to:

Thompson Coburn LLP
David J. Kaufman
55 East Monroe
Suite 3700
Chicago, IL 60603
312.580.2342
djkaufman@thompsoncoburn.com